Exhibit 10.1

SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION

This Summary Sheet contains (i) the 2025 annual base salary rates and target percentages adopted on February 25, 2025, under the Key Officers Incentive Plan (“KOIP”) for our currently employed named executive officers, and (ii) the 2026 annual base salary rates and KOIP target percentages adopted on February 19, 2026 for our currently employed named executive officers, as follows:

Named Executive Officers[1]	2025 Annual Base Salary Rate	2026 Annual Base Salary Rate
Karl G. Glassman, President & CEO	$1,275,000	$1,315,000
Benjamin M. Burns, EVP & CFO	$600,000	$618,000
J. Tyson Hagale, EVP, President – Bedding Products	$600,000	$618,000
R. Samuel Smith, Jr., EVP, President – Specialized Products and Furniture, Flooring & Textile Products	$525,000	$550,000
Jennifer J. Davis, EVP & General Counsel	$490,000	$515,000

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J. Mitchell Dolloff was the Company’s President & CEO until May 20, 2024. Mr. Dolloff was listed as a Named Executive Officer in the Company’s 2025 Proxy Statement. He is not currently employed by the Company.

The currently employed named executive officers were eligible to receive an annual cash incentive for 2025, and will be eligible to receive an annual cash incentive for 2026 under the KOIP (filed February 28, 2024, as Exhibit 10.2 to the Company’s Form 8-K). The 2026 KOIP Award Formula is attached as Exhibit 10.2 to the Company’s Form 8-K filed February 24, 2026. The cash award for 2025 was calculated, and for 2026 will be calculated, by multiplying the executive’s annual base salary at the end of the KOIP plan year by a percentage set by the Human Resources and Compensation Committee (the “Target Percentage”), then applying the award formula adopted by the Committee for the respective year. The Award Formulas in 2025 and 2026 established two performance criteria: (i) Earnings Before Interest, Taxes, Depreciation, and Amortization (65% Relative Weight) and (ii) Cash Flow for Messrs. Glassman and Burns and Ms. Davis, or Free Cash Flow for Messrs. Hagale and Smith (35% Relative Weight).

The target percentages for 2025 and 2026 for our currently employed named executive officers are shown in the following table.

Named Executive Officers[1]	2025 KOIP Target Percentage	2026 KOIP Target Percentage
Karl G. Glassman, President & CEO	135%	135%
Benjamin M. Burns, EVP & CFO	80%	80%
J. Tyson Hagale, EVP, President – Bedding Products	80%	80%
R. Samuel Smith, Jr., EVP, President – Specialized Products and Furniture, Flooring & Textile Products	80%	80%
Jennifer J. Davis, EVP & General Counsel	70%	75%

[1]	Mr. Dolloff did not participate in the KOIP in 2025 and will not participate in 2026.

Retention Agreements

In December 2025, the Human Resources and Compensation Committee and the Board of Directors of the Company approved retention agreements (“Retention Agreements”) for a limited group of key management personnel, including our NEOs named in the following table. The Retention Agreements are designed to ensure continuity in leadership and ongoing success of the Company. The dollar amounts paid to each NEO and the multiple of those payments compared to the NEOs’ 2025 base salaries are found in the following table:

Named Executive Officers[1]	Retention Dollar Amount	Retention Multiple of 2025 Base Salary
Benjamin M. Burns, EVP & CFO	$618,000	103.0%
J. Tyson Hagale, EVP, President – Bedding Products	$618,000	103.0%
R. Samuel Smith, Jr., EVP, President – Specialized Products and Furniture, Flooring & Textile Products	$540,750	103.0%
Jennifer J. Davis, EVP & General Counsel	$630,875	128.8%

[1]	Karl. G. Glassman, the Company’s President and Chief Executive Officer, did not receive a retention agreement.

The retention payments were made in December 2025, but are subject to continued employment through December 23, 2026. The retention payments are subject to a 100% clawback if the executive voluntarily terminates employment (other than for death, disability or good reason) or the Company terminates employment for cause on or before May 29, 2026, and a 50% clawback after May 29, 2026 but terminating on or before December 23, 2026 on the same terms. The clawback provisions will terminate upon a change in control of the Company. The foregoing is only a summary and is qualified by reference to the Form of Retention Bonus Award Agreement, filed December 29, 2025, as Exhibit 10.1 to the Company’s Form 8-K.

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